Exhibit 3.1.2

State of California Secretary of State

I, BRUCE McPHERSON, Secretary of State of the State of California, hereby certify:

That the attached transcript of 2 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of
JUN - 3 2005

/s/ Bruce McPherson
BRUCE McPHERSON
Secretary of State

Sec/State Form CE-107 (REV 03/31/05)

[SEAL]

ARTICLES OF INCORPORATION

OF

EQUINOX FITNESS PALO ALTO, INC.

I.

The name of this corporation is Equinox Fitness Palo Alto, Inc.

II.

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

The name and address in the State of California of this corporation’s initial agent for service of process is:

GKL Corporate/Search, Inc.

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 200 shares zero par value.

IN WITNESS WHEREOF,  the undersigned has executed these Articles of Incorporation of Equinox Fitness Palos Verdes, Inc. this 31st day of May, 2005.

/s/ Jeffrey M. Weinhaus
Jeffrey M. Weinhaus, Sole Incorporator
Rosen Weinhaus LLP 40 Wall Street, 32nd Floor New York, New York 10005

EQUINOX HOLDINGS, INC.

895 Broadway

New York, New York

May 31, 2005

California Secretary of State
Division of Corporations

Re:      Equinox Fitness Palo Alto, Inc.

Dear Filing Officer:

I am the Chief Executive Officer of each of the following California corporations:

Equinox Fitness Pasadena, Inc.
Equinox Fitness Santa Monica, Inc.
Equinox Fitness San Mateo, Inc.
Equinox Fitness Newport Beach, Inc.
Equinox Fitness Westwood, Inc.
Equinox Fitness Palos Verdes, Inc.

In my capacity as the Chief Executive Officer of each of the above-referenced corporations, I hereby consent to the filing of the Certificate of Incorporation for Equinox Fitness Palo Alto, Inc., with the California Secretary of State.

Very Truly Yours,

/s/ Harvey Spevak
Harvey Spevak
President and CEO
Equinox Fitness Pasadena, Inc. Equinox Fitness Santa Monica, Inc. Equinox Fitness San Mateo, Inc. Equinox Fitness Newport Beach, Inc. Equinox Fitness Westwood, Inc. Equinox Fitness Palos Verdes, Inc.